UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

CATHAY GENERAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California	90012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2019, the board of directors of Cathay Bank, a subsidiary of Cathay General Bancorp (the “Company”), appointed Irwin Wong, age 70, as Chief Administrative Officer of Cathay Bank and Chang M. Liu, age 52, as Chief Operating Officer of Cathay Bank, effective February 1, 2019.

Mr. Wong, who was appointed Chief Operating Officer of Cathay Bank in April 2015, will continue to have substantially the same duties and responsibilities in his role as Chief Administrative Officer, including overseeing and managing branch administration, retail banking, and human resources. Mr. Wong also will continue to serve as a Senior Executive Vice President of Cathay Bank, and report to the Chief Executive Officer. Mr. Wong has been Senior Executive Vice President of Cathay Bank since 2014. He joined Cathay Bank in 1988 as Vice President of Branch Administration, advanced to Senior Vice President of Branch Administration in 1989, served as Executive Vice President of Branch Administration from 1998 to 2011, as Executive Vice President and Chief Risk Officer from 2011 to 2013, as Chief Retail Administration and Regulatory Affairs Officer from January 2014 to March 2015 and as Chief Operating Officer from April 2015 until his appointment as Chief Administrative Officer. He has also been a Director of Cathay Bank Foundation since 2002, and Chief Financial Officer/Treasurer of Cathay Bank Foundation from 2004 to 2011. Mr. Wong has over 35 years of banking experience.

Mr. Liu, in his role as Chief Operating Officer of Cathay Bank, will be responsible for, among other things, managing and overseeing all commercial and real estate lending, business development, and various operating areas. Mr. Liu will report to the Chief Executive Officer. Mr. Liu joined Cathay Bank in 2014 as Senior Vice President and Assistant Chief Lending Officer. He was promoted to increasingly higher-level positions and in 2016, became Executive Vice President and Chief Lending Officer of Cathay Bank. Prior to joining Cathay Bank, Mr. Liu was Executive Vice President and Chief Lending Officer at Banc of California (formerly known as “Pacific Trust Bank”) from 2011 to March of 2014. Mr. Liu has over 28 years of banking experience.

Mr. Wong will continue to receive an annual base salary of $450,500 and Mr. Liu will receive an initial annual base salary of $380,806, and each will be entitled to participate in the Company’s cash bonus and equity incentive plans. There is no arrangement or understanding with any person pursuant to which Mr. Wong or Mr. Liu was appointed as Chief Administrative Officer and Chief Operating Officer, respectively. There are no family relationships between Mr. Wong or Mr. Liu, on the one hand, and any director or executive officer of the Company, on the other, and neither of them is a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHAY GENERAL BANCORP
Date: January 18, 2019

	By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and
Chief Financial Officer